Exhibit 99.1

The ONE Group Announces Third Quarter 2017 Results

New York, NY – November 13, 2017– The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (NASDAQ: STKS), today announced its financial results for the third quarter ended September 30, 2017.

Highlights for the third quarter ended September 30, 2017 were as follows:

•	Total GAAP revenue decreased 3.1% to $17.8 million during the quarter compared to the same period last year. This reflects an increase in management and incentive revenues ($0.4 million) offset by decreases due to Hurricane Irma ($0.3 million) and a previously closed store ($0.8 million);

•	Total food and beverage sales at owned and managed units* increased 8.9% to $43.1 million during the quarter compared to the same period last year;

•	Comparable sales for owned and managed STK units* increased 1.9% during the quarter compared to the same period last year (excludes an estimated 2.1% impact from the closures as a result of Hurricane Irma in Florida). Without this exclusion, comparable sales for owned and managed STK units were down 0.2%;

•	GAAP net loss from continuing operations before income taxes improved by $1.6 million to $0.8 million as compared to $2.4 million for the same period last year;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $1.2 million or ($0.05 loss per share) compared to GAAP net income of $1.5 million ($0.06 per share) for the same period last year; and,

•	Adjusted EBITDA** increased 75% to $1.4 million during the quarter compared to the same period last year.

Jonathan Segal, Executive Chairman of The ONE Group, noted, “During the quarter we continued to make strong progress on the four point strategy we embarked on earlier this year. This is evident by the increase of over 75% in adjusted EBITDA**, despite several closures related to Hurricane Irma impacting our Florida restaurants for the month of September. We remain encouraged by the pipeline of asset light business development we are working on and the significant opportunity available for our brand globally.”

Manny Hilario, Chief Executive Officer, “As a Board Member, I had the opportunity to work with Management in making changes this year. I am pleased that we have already seen significant operating improvements, and I am confident there is still substantial room for progress. I am impressed with the strength of the brand, the unique and highly differentiated dining and hospitality experience, and the strength of the team. I am excited to be here and look forward to making more progress on the four point strategy we began earlier this year.”

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Third Quarter 2017 Financial Results

Total owned unit net revenues decreased 6.0% to $15.3 million in the third quarter of 2017 compared to $16.3 million in the third quarter of 2016. The decrease was primarily due to the temporary closure of our Florida STKs in September as a result of Hurricane Irma coupled with the closing of the STK in Washington, DC in December 2016. This was partially offset by the opening of the STK in Denver (January 2017) and an increase in sales at our NY STKs.

Comparable sales from owned STK units decreased 0.9% for the quarter (which excludes an estimated 3.2% impact from the closures as a result of Hurricane Irma in Florida), and comparable sales from both owned and managed STK units increased 1.9% (which excludes an estimated 2.1% impact from the closures as a result of Hurricane Irma in Florida) for the quarter reflecting the strong performance of Las Vegas and New York venues. Without this exclusion, comparable sales for owned and managed STK units were down 0.2%.

Management and incentive fee revenues increased 20.2% to $2.5 million in the third quarter of 2017 compared to $2.1 million in the third quarter of 2016. The increase was driven by an increase in management and incentive fees at the STK in Las Vegas and at other international locations.

Total food and beverage sales at owned and managed units increased 8.9% to $43.1 million compared to $39.6 million in the third quarter of 2016.

Adjusted EBITDA** increased 75% during the quarter to $1.4 million from $0.8 million in the third quarter of 2016.

GAAP net loss from continuing operations before income taxes improved by $1.6 million to $0.8 million as compared to $2.4 million for the same period last year. GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $1.2 million or ($0.05 loss per share) compared to GAAP net income of $1.5 million ($0.06 per share) for the same period last year.

Development Update

OWNED STK UNITS

2017 Opening

STK Denver

Projected 2018

STK Austin

STK San Diego

LICENSED UNITS

Projected 2017

STK Dubai

Projected 2018

STK Beach Dubai

STK Puerto Rico

STK Beach Puerto Rico

STK Doha

Conference Call

The Company will host a conference call to discuss third quarter 2017 financial results today at 5:00 PM Eastern Time. Hosting the call will be Manny Hilario, Chief Executive Officer, Jonathan Segal, Chairman of the Board, and Linda Siluk, Interim Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 201-493-6780; the passcode is 13672846. The replay will be available until December 13th, 2017.

About The ONE Group

The ONE Group (NASDAQ:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2017 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
Owned unit net revenues	$15,333.3	$16,317.6	$50,560.1	$45,980.3
Management and incentive fee revenue	2,478.1	2,062.0	7,576.4	6,020.0
Total revenue	17,811.4	18,379.6	58,136.6	52,000.2

Cost and expenses:
Owned operating expenses:
Food and beverage costs	3,878.4	4,119.7	12,933.6	11,427.2
Unit operating expenses	10,512.1	10,795.6	33,200.0	29,663.4
General and administrative, net	2,766.6	2,634.6	9,773.7	8,178.8
Depreciation and amortization	950.5	758.3	2,621.1	1,828.4
Impairment loss	-	-	-	-
Management and royalty fees	(0.0)	-	-	-
Pre-opening expenses	495.9	2,035.5	2,141.2	4,481.1
Lease termination expenses	-	-	28.2	-
Transaction costs	-	505.0	254.0	505.0
Equity in income of investee companies	(264.0)	(178.3)	(156.4)	(492.1)
Derivative income	-	-	-	(100.0)
Interest expense (income), net of interest income	325.1	79.8	804.3	277.3
Other expense (income), net	(19.1)	(2.0)	(137.4)	127.0

Total cost and expenses	18,645.4	20,748.1	61,462.2	55,896.1

(Loss) income from continuing operations before benefit for income taxes	(834.1)	(2,368.5)	(3,325.6)	(3,895.9)

Provision (benefit) for income taxes	178.8	(4,047.0)	365.3	(3,567.3)

(Loss) income from continuing operations	(1,012.9)	1,678.4	(3,690.8)	(328.6)

(Loss) income from discontinued operations, net of taxes	0.4	(2.9)	(106.0)	(1.3)

Net (loss) income	(1,012.5)	1,681.3	(3,796.8)	(327.3)
Less: net loss attributable to noncontrolling interest	153.6	200.4	71.5	212.2

Net (loss) income attributable to THE ONE GROUP	$(1,166.1)	$1,480.9	$(3,868.3)	$(539.5)
Amounts attributable to THE ONE GROUP:
(Loss) income from continuing operations	$(1,166.5)	$1,478.0	$(3,762.3)	$(540.8)
(Loss) income from discontinued operations, net of taxes	0.4	(2.9)	(106.0)	(1.3)
Net (loss) income attributable to THE ONE GROUP	$(1,166.1)	$1,480.9	$(3,868.3)	$(539.5)

Net (loss) income attributable to THE ONE GROUP	$(1,166.1)	$1,480.9	$(3,868.3)	$(539.5)
Other comprehensive (loss) income
Currency translation adjustment	106.8	(132.2)	190.3	(150.6)

Comprehensive (loss) income	$(1,059.3)	$1,348.6	$(3,677.9)	$(690.1)

Net (loss) income per share attributable to THE ONE GROUP	$(0.05)	$0.06	$(0.15)	$(0.02)
Shares outstanding - basic and diluted	25,228,288	25,022,749	25,141,933	25,087,341

CONSOLIDATED BALANCE SHEET

(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,798.9	$1,597.8
Accounts receivable, net	5,062.7	4,959.8
Inventory	1,168.4	1,308.8
Other current assets	1,714.9	1,811.8
Due from related parties, net	26.3	415.8
Total current assets	9,771.2	10,094.0

Property & equipment, net	38,304.6	36,815.2
Investments	3,221.3	3,065.6
Deferred tax assets	43.9	51.0
Other assets	413.5	661.9
Security deposits	2,212.6	2,203.9
Total assets	$53,967.1	$52,891.6

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$1,563.1	$679.9
Long term debt, current portion	3,516.3	3,153.7
Accounts payable	5,945.9	3,761.8
Accrued expenses	7,025.2	5,549.6
Derivative liability	109.9	110.0
Deferred revenue	1,027.6	612.6
Total current liabilities	19,188.0	13,867.6

Long term debt, net of current portion	10,923.9	13,167.9
Due to related parties, long-term	1,197.4	1,197.4
Deferred license revenue, long-term	1,495.9	1,109.6
Deferred rent payable	17,055.9	16,170.6
Total liabilities	49,861.1	45,513.1

Stockholders’ equity	5,145.6	8,079.6
Noncontrolling interest	(1,039.6)	(701.1)
Total stockholders’ equity including noncontrolling interest	4,106.0	7,378.5

Total Liabilities and Stockholders’ Equity	$53,967.1	$52,891.6

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$15,333.3	$16,317.6	50,560.1	45,980.3
Management and Incentive Fee Revenue	2,478.1	2,062.0	7,576.4	6,020.0
GAAP Revenues	17,811.4	18,379.6	58,136.6	52,000.2

Food and Beverage Sales from Managed Units (a)	27,798.3	23,292.9	79,186.6	67,221.3

Total Food and Beverage sales at Owned and Managed Units	$43,131.6	$39,610.5	$129,746.7	$113,201.6

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net (loss) income attributable to THE ONE GROUP	$(1,166.1)	$1,480.9	$(3,868.3)	$(539.5)
Net loss attributable to noncontrolling interest	153.6	200.4	71.5	212.2
Net (loss) income	(1,012.5)	1,681.3	(3,796.8)	(327.3)
Interest expense, net of interest income	325.1	79.8	804.3	277.3
Benefit (provision) for income taxes	178.8	(4,047.0)	365.3	(3,567.3)
Depreciation and amortization	950.5	758.3	2,621.1	1,828.4
Impairment loss	-	-	-	-
Deferred rent (1)	13.9	(276.4)	(39.3)	(407.5)
Pre-opening expenses	495.9	2,035.5	2,141.2	4,481.1
Lease termination expenses	-	-	28.2	-
Discontinued operations	(0.4)	(2.9)	106.0	(1.3)
Transaction costs	-	505.0	254.0	505.0
Derivative income	-	-	-	(100.0)
Stock based compensation	199.5	343.5	743.9	723.4
Legal settlement costs	-	-	795.0	-
Equity share of legal settlement costs	-	-	269.7	-
Fee adjustment settlement	500.0	-	500.0	-

ADJUSTED EBITDA	1,650.9	1,077.2	4,792.5	3,411.9

Non-controlling ADJUSTED EBITDA	207.7	253.5	268.8	426.8

THE ONE GROUP ADJUSTED EBITDA	$1,443.1	$823.6	$4,523.6	$2,984.9

(1) Deferred rent is included in unit operating expense, on the statement of operations and comprehensive income.

Investor Contact:

Michelle Michalski, ICR

(646)277-1224